UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 6, 2015

(Exact Name of Registrant as Specified in Its Charter)

Ohio

(State or Other Jurisdiction

of Incorporation)

001-33653	31-0854434
(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center 38 Fountain Square Plaza, Cincinnati, Ohio	45263
(Address of Principal Executive Offices)	(Zip Code)

(800) 972-3030

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fifth Third Bancorp’s Board of Directors announced today a plan of succession in which Greg D. Carmichael will become the new Chief Executive Officer of Fifth Third Bancorp and Fifth Third Bank, effective on November 1, 2015. Mr. Carmichael currently serves as President and Chief Operating Officer of both entities. Mr. Carmichael will succeed Kevin T. Kabat as Chief Executive Officer. Mr. Kabat will continue as Chief Executive Officer until Mr. Carmichael assumes that office on November 1, 2015, and as executive vice chairman of the board of directors until his retirement in April 2016.

Additionally, on July 6, 2015, the Board of Directors also elected Mr. Carmichael as a Director of Fifth Third Bancorp and Fifth Third Bank. The Board has not yet determined the committees to which Mr. Carmichael is to be appointed.

Mr. Carmichael has served as President of Fifth Third Bancorp since September 2012 and Chief Operating Officer since June 2006. Previously, he was the Executive Vice President and Chief Information Officer of the Bancorp since June 2003.

In connection with these actions and in recognition of additional duties currently being assumed by Mr. Carmichael as part of this transition, based upon the recommendation of the Human Capital and Compensation Committee, the Board of Directors approved an increase in Mr. Carmichael’s base salary to $800,000, to take effect immediately, along with an increase in his expected variable compensation (annual incentive) award for 2015 (assuming on-plan performance) to $1.2 million and his target long-term equity incentive award for 2015 (to be awarded in 2016) to $3.5 million. The actual amounts, if any, of his variable compensation award and long-term equity incentive award for 2015 will be determined by Human Capital and Compensation Committee of the Board of Directors in 2016 taking into consideration 2015 performance. The Human Capital and Compensation Committee will again review Mr. Carmichael’s compensation upon his assumption of the office of Chief Executive Officer in November.

In addition, in recognition of Mr. Kabat’s contributions over more than 33 years of service, the Committee determined that his departure in April 2016 will be treated as a “retirement” under the incentive compensation and other employee benefit plans under which Mr. Kabat has received awards or in which he participates.

Additional information regarding Mr. Carmichael, Mr. Kabat, their compensation and Fifth Third Bancorp’s compensation plans and programs is contained in Fifth Third Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2014 and its definitive proxy statement filed with the Securities Exchange Commission on March 5, 2015.

A copy of the related press release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

Exhibit 99.1	Press release dated July 8, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP
(Registrant)

July 8, 2015	By:	/s/ TAYFUN TUZUN
Tayfun Tuzun
Executive Vice President and Chief Financial Officer